Filed in the office of	Document Number
/s/ Ross Miller		20090491195-30
Ross Miller		Filing Date and Time
Secretary of State	06/18/2009  2:00 PM
State of Nevada		Entity Number
				E0064772009-0

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4620
(775) 684 5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT	    ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:
NASUS CONSULTING, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
200,000,000 shares of common stock; par value .001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
200,000,000 shares of common stock; par value .001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
Each share of common stock that is issued and outstanding and owned by shareholders of record as of July 1, 2009 (the "Record Date") shall be forward split at the ratio of 20:1.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage, of outstanding shares affected thereby:
N/A

7. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

8. Signature:  (required)

__/s/John Jenkins _______			President, Chief Executive Officer
Signature of Officer				Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.